                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12

                             BRANDYWINE REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        Common Shares of Beneficial Interest
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

        Brandywine Realty Trust
--------------------------------------------------------------------------------
    (4) Date Filed:

        April 12, 2000
--------------------------------------------------------------------------------

                             BRANDYWINE REALTY TRUST
                               14 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 16, 2000



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Brandywine Realty Trust, a Maryland real estate investment trust, to be held at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania on Tuesday, May 16, 2000, at 9:30 a.m., local time, to consider and take action on:

         1. The election of seven Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the company's preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify.

         2. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

         The Board of Trustees has fixed the close of business on March 27, 2000 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment of the Meeting.

                                   Sincerely,



                                   Brad A. Molotsky, Secretary

April 12, 2000



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING, BUT WILL HELP ASSURE A QUORUM IF YOU DO NOT ATTEND.

                             Brandywine Realty Trust
                               14 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600


                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS


                           To be held on May 16, 2000

Introduction:

         The enclosed proxy is solicited by and on behalf of the Board of Trustees (the "Board of Trustees" or the "Board") of Brandywine Realty Trust (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2000 at 9:30 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 12, 2000.

         At the Meeting, the shareholders will be asked to consider and take action on:

         1.The election of seven Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the Company's preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify.

         2. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

         The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

         A shareholder may revoke his or her proxy at any time by executing and returning another proxy of a later date, by written notice to the Company (attention: Brad A. Molotsky, Secretary) at its address above, or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

         The delivery of this Proxy Statement shall not create any implication that the information contained herein is correct after the date hereof, April 12, 2000.

Record Date, Quorum and Vote Required:

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is the close of business on March 27, 2000. The presence, in person or by proxy, of holders of Common Shares and the Company's 8.75% Series B Senior Cumulative Convertible Preferred Shares (the "Series B Preferred Shares") representing a majority of all votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. As of the Record Date, 36,192,923 Common Shares were issued and outstanding and 4,375,000 Series B Preferred Shares were issued and outstanding. Each Common Share and Series B Preferred Share is entitled to one vote on each matter to be voted on at the Meeting, and all such shares will vote as a single class on matters presented at the Meeting. Shareholders have no cumulative voting rights. As used below, the term "Shares" means, collectively, the Common Shares and Series B Preferred Shares.

         Assuming that a quorum is present, election of a Trustee nominated for election at the Meeting requires a plurality of all votes cast on the matter. Shares represented by Proxies marked "For" such proposal will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Shares represented by Proxies marked "Abstain" or withholding authority to vote will not be counted in favor of any nominee. Because Trustees elected by shareholders are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

                              ELECTION OF TRUSTEES

         The Board of Trustees has nominated the following individuals for election as Trustees at the Meeting: Anthony A. Nichols, Sr., Gerard H. Sweeney, Donald E. Axinn, Walter D'Alessio, Warren V. Musser, Charles P. Pizzi and Robert
C. Larson. If elected and qualified, these individuals will serve as Trustees, together with D. Pike Aloian, who is separately elected as a Trustee by the holder of the Series B Preferred Shares. The Trustees have no reason to believe that any of the foregoing nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

         Each individual elected as a Trustee at the Meeting will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS TRUSTEES.

Trustees of the Company

         The following table sets forth certain information with respect to the Trustees of the Company.

                     Name                      Age                       Position
                     ----                      ---                       --------
Anthony A. Nichols, Sr..................        60          Chairman of the Board and Trustee

Gerard H. Sweeney.......................        43          President, Chief Executive Officer and Trustee

D.Pike Aloian...........................        45          Trustee

Donald E. Axinn.........................        70          Trustee

Walter D'Alessio........................        66          Trustee

Robert C. Larson........................        65          Trustee

Warren V. Musser........................        73          Trustee

Charles P. Pizzi........................        49          Trustee

         The following are biographical summaries of the Trustees:

         Anthony A. Nichols, Sr., Chairman of the Board and Trustee. Mr. Nichols was first elected Chairman of the Board on August 22, 1996. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts ("NAREIT"), a member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association. Mr. Nichols also serves on the Board of Directors of CenterCore Inc. and is a member of the National Association of Industrial and Office Parks ("NAIOP"), the Philadelphia Board of Realtors and the Urban Land Institute ("ULI").

         Gerard H. Sweeney, President, Chief Executive Officer and Trustee. Mr. Sweeney was first elected a Trustee on February 9, 1996. Mr. Sweeney has served as President and Chief Executive Officer of the Company since August 8, 1994 and as President since November 9, 1989. Prior to August 8, 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated ("LCOR"), a real estate development firm. Mr. Sweeney was employed by The Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. Mr. Sweeney is a member of NAREIT, the ULI, the American Institute of Certified Public Accountants ("AICPA") and the Pennsylvania Institute of Certified Public Accountants ("PICPA") and serves on the Board of U.S. Realtel, Inc., the Foundation for Architecture and the Pennsylvania Academy of Fine Arts.

         D. Pike Aloian, Trustee. Mr. Aloian was first elected a Trustee on April 19, 1999. Mr. Aloian joined Rothchild, Inc. in 1988 and is responsible for the origination, economic analysis, closing and on-going review of Rothschild's real estate investments. Between 1980 and 1988, Mr. Aloian was a vice president at The Harlan Company, where he was responsible for property acquisition, development and financing. Mr. Aloian is a director of EastGroup Properties, Koger Equity, Inc., Merritt Properties, Morningstar Storage Centers and Angeles Corporation. He currently is an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an M.B.A. from Columbia University in 1980.

         Donald Everett Axinn, Trustee. Mr. Axinn was first elected a Trustee on October 6, 1998. Mr. Axinn is the founder and chairman of the Donald E. Axinn Companies, an investment firm and developer of office and industrial parks throughout the New York metropolitan area. He has published two novels and six books of poetry, serves on the board of The American Academy of Poets, the advisory board for the Poet Laureate, and was recently Chairman of The Nature Conservancy, Long Island Chapter. A graduate of Middlebury College and holder of a master's degree in Humanities, he has also been awarded four honorary doctorates. Mr. Axinn has also served as an Associate Dean of Arts and Sciences at Hofstra University. In 1983, he founded with others the Interfaith Nutrition Network, shelters and kitchens for the homeless and hungry on Long Island.

         Walter D'Alessio, Trustee. Mr. D'Alessio was first elected a Trustee on August 22, 1996. He has served as Chairman, President and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania since 1982. Previously, Mr. D'Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of PECO Energy Company, Pennsylvania Blue Shield, Independence Blue Cross, Philadelphia Beltline Railroad and the Greater Philadelphia Chamber of Commerce.

         Robert C. Larson, Trustee. Mr. Larson was first elected a Trustee on December 2, 1999. Mr. Larson is a Managing Director of Lazard Freres & Co. LLC and Chairman of Lazard Freres Real Estate Investors L.L.C., the group responsible for Lazard's principal investing activities in real estate. He also is vice chairman and a director of Taubman Centers, Inc., a publicly traded real estate investment trust specializing in the development, management and ownership of regional retail centers. Mr. Larson joined The Taubman Company as senior vice president in 1974, was elected president and chief operating officer in 1978, chief executive officer in 1988 and chairman of the Taubman Realty Group in 1990. He retired from active management responsibilities at Taubman in December, 1998 and intends to retire from its board at its 2000 annual meeting of shareholders. Mr. Larson serves as a director of Bass PLC, the London based international group operating in hotel, leisure retailing and branded drinks, and has been nominated to serve on the board of directors of United Dominion Realty Trust Inc., a real estate investment trust, at its 2000 annual meeting of shareholders. Mr. Larson also serves as the chairman of the board of directors of Commonwealth Atlantic Properties, Inc., and as a director of American Apartment Communities III, Inc. and Destination Europe Limited, all of which are real estate companies.

         Warren V. Musser, Trustee. Mr. Musser was first elected a Trustee on August 22, 1996. He has served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. since 1953. Mr. Musser also serves as the Chairman of the Board of Directors of Cambridge Technology Partners (Massachusetts), Inc. and CompuCom Systems, Inc. He is also a Director of DocuCorp International, Inc. and Sanchez Computer Associates, Inc. Mr. Musser also serves on a variety of civic, educational, and charitable Boards of Directors and serves as Vice President/Development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of the Eastern Technology Council and Chairman of the Pennsylvania Partnership on Economic Education.

         Charles P. Pizzi, Trustee. Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi has served as President of the Greater Philadelphia Chamber of Commerce since 1989. Mr. Pizzi is a director of Vestaur Securities, Inc. and serves on a variety of civic, educational and charitable Boards of Directors, including Drexel University, Private Industry Council, Highmark, Inc., Independence Blue Cross, Opera Company of Philadelphia, Pennsylvania Academy of the Fine Arts, Philadelphia Convention & Visitors Bureau, Philadelphia Industrial Development Corporation and United Way of Southeastern Pennsylvania. Mr. Pizzi also serves on the Board of Advisors at Day & Zimmerman.

         Mr. Larson was initially elected to the Board of Trustees on December 2, 1999 by the Board to replace the position held by Matthew J. Lustig. Like Mr. Lustig, Mr. Larson was designated for election to the Board by LF Strategic Realty Investors L.P. ("LFSRI"), a firm from whose affiliates the Company acquired a portfolio of properties in September 1998. LFSRI has a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee to be elected to the Board. Mr. Aloian was initially elected to the Board of Trustees in April 1999 in connection with the Company's issuance of its Series B Preferred Shares to Five Arrows Realty Securities III L.L.C. ("Five Arrows"). Holders of Series B Preferred Shares have the right to elect a Trustee to the Board for so long as Five Arrows or its affiliates own at least fifty percent of the outstanding Series B Preferred Shares.

Committees of the Board of Trustees

         Audit Committee. The audit committee of the Board of Trustees (the "Audit Committee") currently consists of Messrs. D'Alessio, Pizzi and Axinn, none of whom is an employee of the Company. In the opinion of the Board, these Trustees are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. The Audit Committee's responsibilities are included in its Charter which was adopted by the full Board in December 1999. A copy of the Charter is attached to this Proxy Statement as Appendix A.

         Compensation Committee. The compensation committee of the Board of Trustees (the "Compensation Committee") currently consists of Messrs. D'Alessio and Pizzi, neither of whom is an employee of the Company. Murry N. Gunty, the predecessor to Matthew J. Lustig as a designee of LFSRI to the Board, served as a member of the Compensation Committee between March 5, 1999 and April 12, 1999. The Compensation Committee is authorized to determine compensation for the Company's executive officers, although formal action on compensation matters during 1999 was taken by the full Board (with interested members of the Board abstaining).

         Executive Committee. The executive committee of the Board of Trustees (the "Executive Committee") currently consists of Messrs. Nichols, Musser, Sweeney and D'Alessio. The Executive Committee has been delegated all powers of the Board of Trustees except the power to: (i) declare dividends on shares of beneficial interest; (ii) issue shares of beneficial interest (other than as permitted by the By-Laws); (iii) recommend to shareholders any action that requires shareholder approval; (iv) amend the Bylaws of the Company; and (v) approve any merger or share exchange which does not require shareholder approval. The Executive Committee did not meet in 1999.

Meetings of Trustees

         The Trustees held five meetings in 1999. Each incumbent Trustee who served on the Board throughout 1999 attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such Trustee served. Mr. Lustig, who served on the Board between April 12, 1999 and December 2, 1999, did not attend any meetings of the Board of Trustees in 1999. Mr. Larson, who joined the Board on December 2, 1999, did not attend a meeting of the Board held later in that month. Four meetings of the Audit Committee were held in 1999, and another meeting was held in 2000 to discuss the 1999 audit with Arthur Andersen LLP, the Company's independent public accountants. Three meetings of the Compensation Committee were held in 1999 to discuss compensation of the Company's executive officers.

Compensation of Trustees

         During 1999, the Company paid its Trustees who are not officers of the Company fees for their services as Trustees. These non-employee Trustees received annual compensation of $20,000 (of which one-half was paid in Common Shares and one-half was paid in cash) and a fee of $1,000 for attendance at each meeting of the Board of Trustees and $500 for participation in each meeting of a committee of the Board of Trustees. Commencing in 2000, non-employee Trustees may elect to receive up to all, but not less than half, of their annual fee in Common Shares. Trustees who are employees of the Company receive no separate compensation for services as a Trustee or committee member.

Executive Officers

         The following are biographical summaries of the executive officers of the Company who are not Trustees of the Company:

         Jeffrey F. Rogatz, Senior Vice President and Chief Financial Officer. Mr. Rogatz became Senior Vice President and Chief Financial Officer of the Company on January 19, 1999. Mr. Rogatz was employed for over 11 years as an investment banker with Legg Mason Wood Walker, Inc. ("Legg Mason") and most recently served as a managing director in Legg Mason's corporate finance group. Mr. Rogatz served as the lead investment banker from Legg Mason in advising the Company on capital markets transactions, including seven public offerings which raised in excess of $650 million.

         Anthony S. Rimikis, Senior Vice President--Development & Construction. Mr. Rimikis became an executive of the Company on October 13, 1997. From January 1994 until October 1997, Mr. Rimikis served as Vice President of Emmes Realty Services, Inc., a New York-based real estate services company where he managed the company's construction and development activities in New Jersey and Maryland. Prior to joining Emmes, he served as Vice President of Development for DKM Properties Corp. from 1988 to 1994.

         John M. Adderly, Jr., Senior Vice President--Operations. Mr. Adderly has served as an officer of the Company since January 1995. Mr. Adderly was employed by the Rodin Group, a Philadelphia-based real estate development, management and brokerage firm from 1982 until 1995, where he served as Vice President and Chief Financial Officer from 1986 until 1995, and as Corporate Controller from 1982 until 1986.

         Bradley W. Harris, Vice President and Chief Accounting Officer. Mr. Harris became Vice President and Chief Accounting Officer of the Company on September 20, 1999. Mr. Harris was employed by Envirosource, Inc. from September 1996 to May 1999 as Controller. Prior to joining Envirosource, he was employed by Ernst & Young, LLP for over 15 years, most recently as a Senior Manager.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, Trustees and greater than 10% shareholders were complied with, except that Mr. Harris filed his initial Form 3 approximately two months late.

Cash and Non-Cash Compensation Paid to Executive Officers

         The following table sets forth certain information concerning the compensation paid for the years ended December 31, 1999, 1998 and 1997: (i) to the Company's President and Chief Executive Officer and (ii) to each of the four other most highly compensated executive officers (the "Named Executive Officers") of the Company during the year ended December 31, 1999.

                           Summary Compensation Table

                                               Annual Compensation               Long-Term Compensation
                                      ---------------------------------------  ---------------------------

                                                                  Other        Restricted       Securities
                                                                  Annual         Share          Underlying         All Other
Name and Principal Position  Year(1)   Salary      Bonus(4)    Compensation     Awards(10)      Options (#)    Compensation ($)(14)
---------------------------  ----      ------      -----       ------------     ------          -----------    ----------------
Anthony A. Nichols, Sr.      1999      $250,000    $244,063      $ 85,298(5)      ---               ---               $5,620
 Chairman of the Board       1998      $250,000    $228,313          ---      $4,000,000(11)       678,958            $  785
                             1997      $200,000    $250,000          ---          ---               ---                 ---

Gerard H. Sweeney            1999      $300,000    $310,875      $113,596(6)      ---               ---               $5,965
 President and Chief         1998      $300,000    $273,976          ---      $6,000,000(11)     1,018,489            $1,038
 Executive Officer           1997      $200,000    $250,000          ---          ---               ---                 ---

Jeffrey F. Rogatz            1999(2)   $188,500    $150,000      $  9,264(7)  $  381,838(12)        56,582            $5,662
 Senior Vice President and   1998        ---          ---            ---          ---               ---                 ---
 Chief Financial Officer     1997        ---          ---            ---          ---               ---                 ---

John M. Adderly, Jr.         1999      $147,800    $ 65,000      $ 41,782(8)      ---               ---               $5,704
 Senior Vice President -     1998      $125,000    $ 65,000          ---      $  533,000            90,644            $  625
 Operations                  1997      $102,885    $ 35,000          ---          ---               ---                 ---

Anthony S. Rimikis           1999      $127,400    $100,000      $ 16,602(9)  $  204,942(13)        22,631            $5,255
 Senior Vice President -     1998      $100,000    $ 50,000          ---          ---               25,000            $  622
 Development & Construction  1997(3)   $ 21,154    $ 10,000          ---          ---               ---                 ---

(1) Compensation is reportable in the year in which the compensable service was performed even if the compensation was paid in a subsequent year.

(2) Mr. Rogatz became an employee of the Company on January 19, 1999.

(3) Mr. Rimikis became an employee of the Company on October 13, 1997.

(4) 1999 bonus amounts, which were approved by the Board of Trustees in accordance with the Company's executive compensation guidelines, were paid as follows: (i) 25% in Common Shares valued at $16.375 per share (the closing price of a Common Share on December 31, 1999) and (ii) 75%, at the election of the applicable executive officer, in any combination of cash and Common Shares valued at $13.918 per share (85% of the closing price of a Common Share on December 31, 1999). Of the Common Shares elected to be received in satisfaction of the 75% portion of the bonus ("Bonus Shares"), the portion of such Common Shares received as a result of the discounted purchase price is subject to certain transfer restrictions until December 31, 2001. All Common Shares issued to the recipients were acquired by the Company through open market purchases.

(5) Includes the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($57,191) and loan forgiveness ($28,107).

(6) Includes the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($79,868) and loan forgiveness ($33,728).

(7) Consists of the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($9,264).

(8) Includes the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($29,743) and loan forgiveness ($12,039).

(9) Includes the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($5,720) and loan forgiveness ($10,882).

(10) The holder of restricted shares is entitled to vote the shares and to receive dividends on the shares.

(11) As of January 2, 2000, 25% of the 1998 restricted share awards to Messrs. Nichols, Sr. and Sweeney had vested, and the remaining 75% vest in three equal annual installments commencing on January 2, 2001.

(12) Consists of 13,201 shares which vest in four equal annual installments commencing on January 2, 2000, and 9,160 shares which vest in four equal annual installments commencing on January 2, 2001.

(13) Consists of 5,280 shares which vest in four equal annual installments commencing on July 1, 2000, and 6,107 shares which vest in four equal annual installments commencing on January 2, 2001.

(14) Includes employer matching and profit sharing contributions to the Company's 401(k) retirement and profit sharing plan.

Stock Options Granted to Executive Officers During Last Fiscal Year

         Summarized in the following table is information concerning options awarded to the President and Chief Executive Officer and each of the other Named Executive Officers of the Company for the year ended December 31, 1999.

                     Options/SAR Grants in Last Fiscal Year

                                    Number of          % of Total
                                  Common Shares       Options/SARs
                                    Underlying         Granted to                                         Grant Date
                                 Options Granted      Employees in         Exercise      Expiration        Present
Name                                 (#) (1)           Fiscal Year       Price ($/sh)       Date          Value ($)
----                                 ---               -----------       ------------       ----          ---------
Anthony A. Nichols, Sr.                ---                 ---              ---             ---              ---
  Chairman of the Board

Gerard H. Sweeney                      ---                 ---              ---             ---              ---
  President and Chief Executive
  Officer

Jeffrey F. Rogatz                     16,485                              $25.25          1/19/08         $  13,683(2)
  Senior Vice President and           19,290                              $27.78          1/19/08         $  13,503(2)
  Chief Financial Officer             20,807               22.6%          $29.04          1/19/08         $  13,525(2)

John M. Adderly, Jr.                   ---                 ---              ---             ---              ---
  Senior Vice President -
  Operations

Anthony S. Rimikis                     6,594                              $25.25          7/01/08         $  10,287(3)
  Senior Vice President -              7,715                              $27.78          7/01/08         $  10,570(3)
  Development & Construction           8,322                9.0%          $29.04          7/01/08         $  10,652(3)

(1) Options vest ratably over four years, subject to acceleration of vesting under certain circumstances, such as upon a change in control of the Company. Upon a change of control, unexercised options convert to 6,601 and 2,640 Common Shares for Messrs. Rogatz and Rimikis, respectively. The number of Common Shares issuable upon a change of control is subject to a proportional reduction in the event of any prior option exercise.

(2) The grant date present values for the options are determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present values for the option grants were as follows: (a) a risk-free interest rate of 4.70% (based on the yield on a U.S. Treasury security with a maturity of 10 years (the life of the option)); (b) a dividend yield of 8.91%; (c) volatility of the Common Shares of 27.0% (based on the daily Common Share price for one year prior to the option grant); and
    (d) an option term of ten years. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The amount realized from an employee stock option ultimately depends on the market value of the Common Shares on the date of exercise.

(3) The grant date present values for the options are determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present values for the option grants were as follows: (a) a risk-free interest rate of 5.83% (based on the yield on a U.S. Treasury security with a maturity of 10 years (the life of the option)); (b) a dividend yield of 8.91%; (c) volatility of the Common Shares of 28.40% (based on the daily Common Share price for one year prior to the option grant); and (d) an option term of ten years. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The amount realized from an employee stock option ultimately depends on the market value of the Common Shares on the date of exercise.

Stock Options Held by Executive Officers at December 31, 1999

                  The following table sets forth certain information regarding options for the purchase of Common Shares that were held by: (a) the Company's President and Chief Executive Officer and (b) each of the other Named Executive Officers of the Company at December 31, 1999 No options for the purchase of Common Shares were exercised by such persons during the fiscal year ended December 31, 1999.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                      And Fiscal Year End Option/SAR Values

                                                                             Number of
                                                                            Securities
                                                                            Underlying               Value of
                                                                            Unexercised            Unexercised
                                                                          Options/SAR at           In-the-Money
                                         Shares                             FY-End (#)          Options at FY End
                                      Acquired on          Value           Exercisable/          ($) Exercisable/
               Name                   Exercise (#)      Realized ($)       Unexercisable          Unexercisable
-----------------------------------  ---------------    -------------   --------------------   ---------------------
Anthony A. Nichols, Sr.                   N/A               N/A          328,356 / 407,375                  $0 / $0
  Chairman of the Board

Gerard H. Sweeney                         N/A               N/A          554,062 / 611,094            $204,364 / $0
  President and Chief Executive
  Officer

Jeffrey F. Rogatz                         N/A               N/A           14,146 / 42,436                   $0 / $0
  Senior Vice President and
  Chief Financial Officer

John M. Adderly, Jr.                      N/A               N/A           46,258 / 54,386                   $0 / $0
  Senior Vice President -
  Operations

Anthony S. Rimikis                        N/A               N/A           10,000 / 37,631                   $0 / $0
  Senior Vice President -
  Development & Construction

Employment Agreements

                  Each of Messrs. Nichols, Sr. and Sweeney has entered into an employment agreement with the Company. The term of each agreement extends to December 31, 2003. The employment agreements establish annual base salaries for each of Messrs. Nichols, Sr. and Sweeney of $250,000 and $300,000, respectively, which compensation may be increased by the Board of Trustees in its discretion. The employment agreements include a provision entitling the applicable executive to a payment equal to three times the sum of his annual salary and bonus: (i) upon termination of the executive's employment without cause, (ii) upon resignation by the executive "for good reason" or (iii) upon his death. Resignation by the executive within six months following a reduction in the executive's salary, an adverse change in his status or responsibilities, certain changes in the location of the Company's headquarters or a change in control of the Company would each constitute a resignation "for good reason."

Executive Loans

         In February 2000, the Company loaned Messrs. Sweeney and Nichols, Sr. $1.5 million and $1.0 million, respectively, solely to enable them to purchase Common Shares (96,000 shares in the case of Mr. Sweeney and 64,000 shares in the case of Mr. Nichols). The loans have a four-year term and bear interest at the lower of the Company's cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum. The loans are subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company's total shareholder return compared to the total shareholder return of peer group companies. The loans are also subject to forgiveness in the event of a change of control of the Company. Each executive may repay the loans at maturity by surrendering Common Shares valued at the executive's initial per share purchase price ($15.625).

Severance Agreements

         The Company has entered into severance agreements with Messrs. Rogatz, Adderly and Rimikis. These agreements provide that, if such executive's employment is terminated (or constructively terminated) within one year following the effective date of a change of control of the Company, such executive will be entitled to salary continuation for a period of one and a half years, with respect to Messrs. Rogatz and Adderly, and one year, with respect to Mr. Rimikis, from the effective date of such executive's termination. The Company has entered into a similar agreement with eight other officers of the Company.

401(k) Plan

                  The Company maintains a Section 401(k) and Profit Sharing Plan (the "401(k) Plan") covering its eligible employees and other designated affiliates. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company reserves the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by them when made.

Compensation Committee Interlocks and Insider Participation

                  The Compensation Committee of the Board of Trustees is currently comprised of Charles P. Pizzi and Walter D'Alessio. Murry N. Gunty served as a member of the Compensation Committee while a member of the Board, commencing in March 1999. No executive officer of the Company serves on the Compensation Committee.

                  On September 28, 1998, the Company acquired a portfolio of office, industrial and mixed-use properties from affiliates of LFSRI. As part of this transaction, the Company acquired two additional properties from LFSRI affiliates during 1999. LFSRI obtained a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee (currently Mr. Larson) to be elected to the Board.

Security Ownership of Certain Beneficial Owners and Management

                  The following table sets forth certain information as of March 15, 2000 (except as indicated in Note 3) regarding the beneficial ownership of Common Shares (and Common Shares for which Class A Units of the Operating Partnership may be exchanged) by each Trustee, by each executive officer, by all Trustees and executive officers as a group, and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicted below, to the Company's knowledge, all of such Common Shares are owned directly, and the indicated person has sole voting and investment power.

                                                                            Number of
                                                                              Common           Percentage of
Name and Business Address of Beneficial Owner (1)                             Shares         Common Shares (2)
-------------------------------------------------                           ---------        -----------------
Five Arrows Realty Securities III, L.L.C. (3)                                4,875,000                  11.9%
LF Strategic Realty Investors L.P. (4)                                       4,107,143                  10.2%
Morgan Stanley Dean Witter & Co. (5)                                         2,452,603                   6.8%
Robert C. Larson (6)                                                         4,107,143                  10.2%
D. Pike Aloian (7)                                                           4,875,560                  11.9%
Donald E. Axinn (8)                                                          1,112,544                   3.0%
Gerard H. Sweeney (9)                                                          969,636                   2.6%
Anthony A. Nichols, Sr. (10)                                                   718,580                   2.0%
John M. Adderly, Jr. (11)                                                       98,052                      *
Jeffrey F. Rogatz (12)                                                          73,706                      *
Anthony S. Rimikis (13)                                                         38,247                      *
Warren V. Musser (14)                                                            6,105                      *
Walter D'Alessio (15)                                                            1,532                      *
Charles P. Pizzi (16)                                                              976                      *
All Trustees and Executive Officers as a Group (12 persons) (17)            12,004,961                  30.3%

*Less than one percent.

(1) Unless indicated otherwise, the business address of each person listed is 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073.

(2) Assumes that all Class A Units eligible for redemption held by each named person or entity are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of Common Shares assumes that none of the Class A Units eligible for redemption held by other named persons or entities are redeemed for Common Shares.

(3) Includes (a) 4,375,000 Common Shares issuable upon conversion of 4,375,000 Series B Preferred Shares and (b) 500,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. The business address of Five Arrows Realty Securities III, L.L.C. is 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(4) Based on an amended Schedule 13D filed with the Securities and Exchange Commission on December 9, 1999. Represents (a) 1,339,286 Common Shares issuable upon conversion, at $28.00 per Common Share, of 750,000 issued and outstanding Series A Preferred Shares having an aggregate stated value of $37.5 million which are directly owned by Prometheus AAPT Holdings, LLC ("Holdings") and (b) 2,767,857 Common Shares issuable upon redemption of Class A Units that are issuable upon redemption or conversion of Series B Preferred Units held by subsidiaries of Commonwealth Atlantic Properties, Inc. ("CAPI"). Excludes 714,285 Common Shares issuable upon redemption or conversion of Series B Preferred Units held by subsidiaries of CAPI which are generally not subject to redemption until August 31, 2000. LF Strategic Realty Investors L.P. ("LFSRI") is the sole member of Holdings and owns 84% of the common stock of CAPI and 100% of the common stock of Commonwealth Atlantic Properties Investors Trust, which in turn owns 16% of the common stock of CAPI. Lazard Freres Real Estate Investors L.L.C. ("LFREI") is the general partner of LFSRI, and Lazard Freres & Co. LLC ("LF&Co.") is the managing member of LFREI. As a result of such relationships LFSRI, LFREI and LF&Co. may be deemed to indirectly beneficially own such Common Shares. LFSRI, LFREI and LF&Co. disclaim beneficial ownership of the Common Shares. Each of Holdings, LFSRI, LFREI and LF&Co. has a business address at 30 Rockefeller Plaza, New York, New York 10020. CAPI and its subsidiaries have a business address at 66 Canal Center Plaza, 7th Floor, Alexandria, Virginia 22314.

(5) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 7, 2000 for the year ended December 31, 1999. Morgan Stanley Dean Witter & Co. has a business address at 1585 Broadway, New York, New York 10036. Accounts managed by Morgan Stanley Dean Witter & Co. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, certain of such Common Shares.

 (6) Mr. Larson is a Managing Director of LF&Co. and Chairman of LFREI and may be deemed to indirectly beneficially own all of the Common Shares which LF&Co. and LFREI indirectly beneficially own. See footnote 4. Mr. Larson disclaims beneficial ownership of all such Common Shares except to the extent of any pecuniary interest he may possess by virtue of his positions with LF&Co. and LFREI. Mr. Larson has a business address at 30 Rockefeller Plaza, New York, New York 10020.

 (7) Mr. Aloian, among others, is a Manager of Five Arrows Realty Securities III, L.L.C., which owns all 4,375,000 outstanding Series B Preferred Shares and warrants. Mr. Aloian disclaims beneficial ownership of the Series B Preferred Shares and Common Sharers issuable upon exercise of warrants. Mr. Aloian has a business address at 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

 (8) Includes (a) 560 Common Shares, (b) 100,000 Common Shares issuable upon the exercise of options that are currently exercisable, and (c) 1,011,984 Common Shares issuable upon redemption of Class A Units. Mr. Axinn has a business address at 131 Jericho Turnpike, Jericho, NY 11743.

 (9) Includes (a) 415,574 Common Shares and (b) 554,062 Common Shares issuable upon the exercise of options and warrants that are currently exercisable or that become exercisable within 60 days of March 15, 2000.

(10) Includes (a) 390,224 Common Shares and (b) 328,356 Common Shares issuable upon exercise of options and warrants that are currently exercisable or that become exercisable within 60 days of March 15, 2000.

(11) Includes (a) 51,794 Common Shares and (b) 46,258 Common Shares issuable upon the exercise of options and warrants that are currently exercisable or that become exercisable within 60 days of March 15, 2000.

(12) Includes (a) 59,560 Common Shares and (b) 14,146 Common Shares issuable upon the exercise of options that are currently exercisable or that become exercisable within 60 days of March 15, 2000.

(13) Includes (a) 28,247 Common Shares and (b) 10,000 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2000.

(14) Mr. Musser has a business address at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

(15) Mr. D'Alessio has a business address at 1735 Market Street, Philadelphia, Pennsylvania 19103.

(16) Mr. Pizzi has a business address at 200 South Broad, Philadelphia, Pennsylvania 19103.

(17) Includes 4,107,143 Common Shares beneficially owned by LF&Co. and LFREI and 4,375,000 Common Shares beneficially owned by Five Arrows.

Certain Relationships and Related Transactions

Lazard Transaction

         On September 28, 1998, the Company acquired a portfolio of office, industrial and mixed-use properties from LFSRI and its affiliates. As part of this transaction, the Company acquired two additional properties from LFSRI affiliates during 1999. LFSRI obtained a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee (currently Mr. Larson) to be elected to the Board.

Axinn Transaction

         On October 6, 1998, the Company consummated a transaction in which it acquired a portfolio of 22 office and industrial properties from the Donald E. Axinn Companies and affiliates. Mr. Axinn became a member of the Board of Trustees on October 6, 1998. As part of this transaction, the Company agreed to acquire an additional six office properties containing an aggregate of approximately 983,053 net rentable square feet for an aggregate purchase price of $63.1 million, upon satisfaction of certain conditions. On December 28, 1998, the Company acquired one of these properties, known as 3 Paragon Drive, Montvale, New Jersey, for $11.0 million in cash.

Option Properties

         In 1996, Brandywine Operating Partnership, L.P., the entity through which the Company conducts its business, acquired an option from an affiliate of TNC entitling it to acquire, in the Operating Partnership's discretion, four properties containing an aggregate of approximately 159,000 net rentable square feet (collectively, the "Option Properties"). The option term ends on August 22, 2000. The purchase price payable by the Operating Partnership upon exercise of the option is $10.00 in excess of the mortgage debt encumbering the Option Properties at the time of exercise (which as of December 31, 1999 aggregated $22.2 million). Exercise of the option is subject to a right of first refusal in favor of, and the consent of, the holder of the mortgage encumbering the Option Properties. There can be no assurance that the Company will exercise its option or that the holder of such mortgage will consent to the exercise of the option.

Environmental Indemnity

         Safeguard Scientifics, Inc., of which Mr. Musser is Chairman, has indemnified the Operating Partnership against the cost of remediation that may be required to be undertaken on account of certain environmental conditions at one of the properties acquired by the Company in 1996, subject to an aggregate maximum liability of approximately $2.0 million. The term of Safeguard's indemnity agreement expires on August 22, 2001.

Employee Share Purchase Loans

         In 1998, the Board authorized the Company to make loans totaling $5.0 million to enable employees of the Company to purchase Common Shares. Thirty-six employees of the Company participated in the loan program, including the following executive officers: Mr. Nichols, Sr. ($665,458), Mr. Sweeney ($993,006), Mr. Rogatz ($438,833), Mr. Adderly ($495,761), and Mr. Rimikis
($197,471). Proceeds of these loans were used to enable these executive officers to purchase Common Shares. The loans have five-year terms, are full recourse and are secured by the Common Shares purchased. Interest accrues on the loans at the lower of the interest rate borne on borrowings under the Company's revolving credit facility or a rate based on the dividend payments on the Common Shares and is payable quarterly. For the quarter ended December 31, 1999, this rate was 7.97% per annum. The principal of the loans is payable at the earlier of the stated maturity date and 90 days following termination of the applicable executive's employment with the Company. In addition, in January 1999, the Operating Partnership loaned executive officers of the Company an aggregate of $81,107, as follows: Mr. Nichols, Sr. ($26,897), Mr. Sweeney ($32,276), Mr.
Adderly ($11,521) and Mr. Rimikis ($10,413). Proceeds of these January 1999 loans funded tax withholding payments due in connection with certain year-end bonuses. These loans accrued interest at the short-term applicable federal rate and were forgiven at maturity on December 31, 1999.

Share Performance Graph

         The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on the Common Shares with the cumulative total shareholder return of (i) a broad equity index and
(ii) a published industry or peer group index. The following chart compares the cumulative total shareholder return for the Common Shares with the cumulative shareholder return of companies on (i) the S&P 500 Index and (ii) the NAREIT ALL-REIT Total Return Index as provided by NAREIT for the period beginning December 31, 1994 and ending December 31, 1999.

                  COMPARISON OF CUMULATIVE SHAREHOLDERS' RETURN
              The Company, S&P 500 Index and NAREIT All-REIT Index


                                [OBJECT OMITTED]

                                               Dec. 94      Dec. 95       Dec. 96      Dec. 97      Dec. 98      Dec. 99
The Company                                     100.00       110.71        214.23       294.72       225.67       226.45
S&P 500 Index                                   100.00       137.58        169.17       225.60       290.08       351.12
NAREIT All-REIT Index                           100.00       119.26        161.90       192.44       156.22       146.10

Report of Non-Employee Trustees on Executive Compensation

Compensation Philosophy

         The Compensation Committee's compensation policies with respect to the Company's executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers' compensation should provide long-term incentives. The Compensation Committee seeks to set executive compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company's financial success. In establishing overall compensation for executive officers, the Committee considers the Company's financial performance and industry position, general industry data and the recommendations of third-party consultants. The President and Chief Executive Officer of the Company establishes the base salaries for executives of the Company other than for the Chairman of the Board and himself, and makes recommendations to the Compensation Committee as to the annual bonuses and long-term incentive awards for such other executives. The Committee exercises judgment and discretion in the information it analyzes and considers. All actions taken by the Compensation Committee relating to 1999 compensation were ratified and approved by the entire Board (with interested members abstaining).

Annual and Short-Term Compensation

         At three meetings held in 1999 and an additional meeting held in 2000, the Compensation Committee met to discuss compensation of the President and Chief Executive Officer and the Chairman of the Board. The Compensation Committee adopted guidelines for determining 1999 year-end bonuses to the President and Chief Executive Officer, the Chairman of the Board and other senior executives of the Company. The guidelines established targeted bonus amounts. The 1999 targeted bonus amounts were 95% of base salary, in the case of the Chairman of the Board and the President and Chief Executive Officer, 75% of base salary, in the case of the Chief Financial Officer, and 60% of base salary for other Company executives. The guidelines provided that the actual 1999 bonus amounts would be based on a combination of Company performance measures and, in the case of executives other than the Chairman of the Board and President and Chief Executive Officer, divisional performance measures. For the Chairman of the Board and the President and Chief Executive Officer, these measures and their weightings for 1999 were: total shareholder return relative to a peer group of companies (30%), growth in per share funds from operations relative to a targeted level (30%) and a reduction in the Company's debt relative to a targeted level (40%). The 1999 unweighted achievements relative to the target levels or peer group, as applicable, for these two executives were: growth in per share funds from operations (105%), debt reduction (102%) and total shareholder return (0%), representing a total weighted achievement of approximately 73% of the performance measures. In addition, the guidelines allowed for a discretionary bonus award. The bonuses awarded to Messrs. Nichols, Sr. and Sweeney were $244,063 and $310,875 respectively. The discretionary portion of these bonuses was $60,000 and $90,000 for Messrs. Nichols, Sr. and Sweeney, respectively. The guidelines provided that a minimum of 25% of the year-end bonus for each executive must be taken in Common Shares. Additionally, executives had the ability to take all or a portion of the balance of the non-discretionary portion of the year-end bonus in Common Shares at a 15% discount to the year-end market price of the Common Shares. The executives also had the ability to take all or a portion of the 75% balance of the discretionary portion of the year-end bonus in Common Shares at the closing market price of the Common Shares on the award date. The Company funded the 1999 Common Share component of the year-end bonuses through open market purchases of Common Shares, not through newly issued Common Shares.

Long-Term Compensation

         At a December 17, 1999 meeting, the Compensation Committee approved an amendment to the restricted shares awarded to Messrs. Nichols, Sr. and Sweeney in January 1998 to reduce the vesting period from eight to five years in recognition of their contribution to the Company. At this meeting, the Compensation Committee also requested a third party consultant to prepare a report for the Committee addressing implementation of a long-term incentive program for the Company's President and Chief Executive Officer and Chairman of the Board.

         At a meeting held on February 16, 2000, the Compensation Committee approved four-year loans to the President and Chief Executive Officer and Chairman of the Board in the amounts of $1.5 million and $1.0 million, respectively, solely for their use in acquiring additional Common Shares. The loans, which bear interest at the lower of the Company's cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum, are subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company's total shareholder return compared to the total shareholder return of peer group companies. In approving these loans, the Compensation Committee sought to make the long-term incentives for these two executives competitive with the long-term incentives of their peers and to link the amount of loan forgiveness to the Company's shareholder return relative to shareholder returns of peer companies.

IRS Limits on Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code limits the Company's tax deduction each year for compensation to each of the President and Chief Executive Officer and the four other highest paid executive officers to $1 million. Section 162(m), however, allows a deduction without regard to amount for payments of performance based compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by shareholders. Awards issued under the Company's Amended and Restated 1997 Long-Term Incentive Plan may, but need not, satisfy the requirements of Section 162(m). Options under this plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as "performance-based compensation." However, options exercisable for a total of 1,715,158 Common Shares awarded to Messrs. Nichols, Sr., Sweeney and another executive officer in January 1998 do not qualify as performance-based compensation because the options were awarded subject to shareholder approval. Similarly, a total of 450,897 "restricted" Common Shares awarded to Messrs. Nichols, Sr. and Sweeney and the three other highest paid executive officers do not qualify as performance-based compensation because the restrictions applicable to the shares lapse based solely on continued employment. The Company believes that because it qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have a material adverse financial consequence to the Company provided it distributes 100% of its taxable income.

         This report is made by the undersigned Trustees, none of whom is an officer or employee of the Company. This Report constitutes the Report of all such members.

                       D. Pike Aloian
                       Donald E. Axinn
                       Walter D'Alessio
                       Robert C. Larson
                       Warren V. Musser
                       Charles P. Pizzi

                                OTHER INFORMATION

Independent Public Accountants

         The Trustees have appointed Arthur Andersen LLP to serve as the Company's independent public accountants for 2000 and to audit the Company's financial statements for 2000. The shareholders will not be asked to approve this appointment at the Meeting. A representative of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

Other Business

         The Company knows of no business which will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

         The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of Common Shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Trustees and officers of the Company. In addition, the Company has employed Beacon Hill Partners, Inc. to solicit proxies for the Meeting. The Company has agreed to pay $3,500, plus out-of-pocket expenses of Beacon Hill Partners, Inc., for these services.

Shareholder Proposals for the 2001 Annual Meeting of Shareholders

         Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than December 14, 2000 in order to be included in the proxy statement and form of proxy related to that meeting.

         If a shareholder intends to timely submit a proposal at the 2001 Annual Meeting, which is not required to be included by the Company in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Company with notice of the proposal no later than February 27, 2001. If such shareholder fails to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

                                   APPENDIX A

                             Audit Committee Charter

                             Brandywine Realty Trust

Purpose
The Audit Committee (the "Committee") of Brandywine Realty Trust (the "Company") shall assist the Board of Trustees (the "Board") in undertaking and fulfilling its responsibilities for conservative and accurate financial reporting to the public in compliance with Securities and Exchange Commission (the "SEC") and any other regulatory requirements; shall provide support for management's efforts to enhance the quality of the Company's internal control structure; and shall work to provide effective communication between the Board and the Company's independent public accountants and internal auditor.

Composition and Term
The Committee shall be comprised of three or more independent trustees as determined by the Board. Independent trustees shall possess the requisite knowledge and experience to fulfill their duties.

The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman is designated by the Board, the members of the Committee will elect a chairman by a formal vote of the Committee's full membership.

Relationship with Independent Accountants
The Company's independent public accountants shall be accountable to the Board and the Committee, and the Board and Committee shall have ultimate authority to select, evaluate and replace the Company's independent public accountants.

Meetings
The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than three times a year. The Committee shall report to the Board at the first board meeting following each such audit committee meeting.

The Company's independent public accountants and internal auditor shall attend at least two of the Committee's meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management, the independent public accountants, and the internal auditor with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities
The duties of the Committee shall include the following:

[ ] Make recommendations to the Board as to:

    o The selection of independent public accountants to examine the books and accounts of the Company for each fiscal year, including a review of the independence of the independent public accountants;

    o The proposed scope of services for the independent public accountants for each fiscal year, including a review of the independent public accountant's risk assessment process in establishing the scope of the examination, proposed fees, and the reports to be rendered; and

    o The advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters.

[ ] Review the results of the quarterly reviews and year-end audit of the Company, including:

    o The Annual Report on Form 10-K, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other reports and management's responses concerning such reports;

    o Any material accounting issues identified by management, the Company's internal auditor, or the independent public accountants;

    o Any related party transactions;

    o Other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended; and

    o The Committee will review quarterly results and required communications prior to any interim filings with the SEC.

[ ] Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

[ ] Review the coordination between the independent public accountants and the internal auditor and review the risk assessment process, scopes, and procedures of the Company's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by the Company's management and approved by the Committee; review the significant findings of the internal auditor for each fiscal year; and review the quality and composition of the Company's internal audit staff.

[ ] Ensure that the Company's independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants.

[ ] Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

[ ] Make a periodic, but not less than annual, self-assessment of the Committee, including a review of the Charter, using assessment tools available through third parties or developed internally.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

                            BRANDYWINE REALTY TRUST
               Proxy Solicited On Behalf Of The Board of Trustees

         The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the "Company), hereby appoints Anthony A. Nichols, Sr. and Gerard H. Sweeney, and each of them acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 9:30 a.m. on May 16, 2000, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

         This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted "FOR" the election of the nominees for Trustee listed on the reverse side hereof. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

P R O X Y

                        (Continued on the reverse side.)
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


     Please mark your                                                       5534
X    vote as in this
     example.

                  FOR ALL         WITHHOLD          Nominees: Anthony A. Nichols, Sr., Gerard H. Sweeney,
                  NOMINEES      ALL NOMINEES                  Warren V. Musser, Walter D'Alessio, Charles P. Pizzi,
Proposal 1.                                                   Robert C. Larson and Donald E. Axinn
(Election of
Trustees):

For, except vote withheld from the following nominee(s):
__________________________________________________________                                                           DISCONTINUE
                                                                                                                   ANNUAL REPORT [ ]

                                                                                                        Change of Address and/or
                                                                                                              Comments Mark Here [ ]

                                                                              Note: Please sign this proxy exactly as name(s)
                                                                              appear on your stock certificate. When signing as
                                                                              attorney-in-fact, executor, administrator, trustee
                                                                              or guardian, please add your title as such, and if
                                                                              signer is a corporation, please sign with full
                                                                              corporate name by a duly authorized officer or
                                                                              officers and affix the corporate seal. Where stock
                                                                              is issued in the name of two (2) or more persons,
                                                                              all such persons should sign.

                                                                              __________________________________________________

                                                                              __________________________________________________
Please date and sign your Proxy on this side and return it promptly             SIGNATURE(S)                       DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                         o FOLD AND DETACH HERE o


================================================================================
                            EFFECTIVE MARCH 20, 2000,
                          EQUISERVE TRUST COMPANY N.A.
                               WILL BEGIN SERVING
                      BRANDYWINE REALTY TRUST SHAREHOLDERS
                              AS THE COMPANY'S NEW
                                 TRANSFER AGENT.

                           IF YOU HAVE ANY QUESTIONS,
                       PLEASE CALL EQUISERVE TRUST N.A. AT
                                 1-800-317-4445.
================================================================================